                                                                  EXHIBIT 10.12

                                 AMENDMENT NO. 2
                                       TO
                         OFFICE BUILDING LEASE AGREEMENT
                                 BY AND BETWEEN
                       TRST LAS COLINAS, INC., AS LANDLORD
                                       AND
                      ADVANCE HEALTH CARE, INC., AS TENANT

     THIS AMENDMENT NO. 2 TO LEASE AGREEMENT (the "Second Amendment") is made and entered into this _____ day of December, 1992, by and between TRST Las Colinas, Inc., a Texas corporation (the successor-in-interest to Crow Urban Square I, Ltd.) ("Landlord") and Advance Health Care, Inc., a Delaware corporation ("Tenant").


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 24, 1989, pursuant to which Tenant is leasing certain premises containing approximately 4,968 rentable square feet (the "Existing Premises") located in the office building known as Texas Commerce Tower - Las Colinas (the "Building"). Capitalized terms defined in the Lease Agreement when used in this Second Amendment shall have the same meanings as are ascribed to them therein unless otherwise defined or required by context;

     WHEREAS, Landlord and Tenant entered into the First Amendment dated November 30, 1992 pursuant to which Tenant expanded into Suite 620 (the "Expansion Premises");

     WHEREAS, Landlord and Tenant desire to expand the Premises to include approximately 1,378 rentable square feet on the sixth (6th) floor ([lie "Second Expansion Premises") and to make other changes thereto.

     NOW, THEREFORE, for and in consideration of the foregoing premises and of the following mutual covenants contained herein, Landlord and Tenant do hereby agree and amend the Lease Agreement as follows:


                                   AGREEMENTS:

     1. EXPANSION OF PREMISES. In order to reflect the expansion of the Premises, the term "Premises", as defined in the Basic Lease Information relating to and which is a part of the Lease Agreement, is hereby amended so that commencing upon substantial completion (as defined in Schedule 2 of the First Amendment) of the Second Expansion Premises it shall include the Second Expansion Premises as shown on that Schedule A attached hereto so that the aggregate rentable square feet comprising the Premises shall be approximately 8,364. The term "Tenant's proportional share", as defined in the Basic Lease Information relating to and which is a part of the Lease Agreement is hereby amended so that is shall be 2.3379%.

     2. ADJUSTMENT OF BASIC RENTAL. In order to reflect the additional rent applicable to the Second Expansion Space, the following Basic Rental shall be in addition to the "Basic Rental", as defined in the Basic Lease
     Information:

                                               Annual Rate/          Basic
                                                 Rentable           Monthly
     Term                                       Square Foot         Rental
     ----                                      ------------         -------
     Substantial Completion of the
     Second Expansion Premises through
     May 31, 1994                                 $12.00           $1,378.00
     June 1, 1994 through Expiration
     Date (defined in Paragraph 2 of the
     First Amendment)                             $14.00           $1,607.67

     Notwithstanding the above, Tenant's Basic Rental for the Second Expansion Premises shall be abated during the nine months following Substantial Completion of the Second Expansion Premises.

     3. IMPROVEMENTS TO THE SECOND EXPANSION PREMISES. Schedule 2 of the First Amendment shall provide for the construction of Tenant Improvements except that Landlord shall construct the Second Expansion Premises in accordance with the working drawings dated December 7, 1992 at a cost to the Landlord.

     4. EXPANSION OPTION. Schedule 5 of the First Amendment regarding the Tenant's Preferential Right to Lease and Schedule I of the First Amendment are deleted in their entirety and Schedules A and B attached hereto shall be substituted in lieu thereof.

     5. INCORPORATION OF SECOND EXPANSION PREMISES. Suite 620 of the Premises shall be comprised of the Expansion Premises and the Second Expansion Premises and all references to Suite 620 of the Premises in the First Amendment including but not limited to Schedule 3, Substitution Space, and
     Schedule 4, Renewal Option, shall mean the Expansion Premises and the Second Expansion Premises.

     6. SCHEDULES. All schedules and attachments attached hereto are incorporated herein by this reference, which include the following:

     Schedule A -        Addition to Premises
     Schedule B -        Tenant's Second Right of Refusal

     7. Except as otherwise defined herein, all defined terms set forth herein shall have the same meaning as set forth in the Lease Agreement. The Lease Agreement, as amended hereby, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understanding, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     EXECUTED and dated as set forth above.


                         TENANT:

                         Advance Health Care, Inc.
                         a Delaware Corporation



                         By:             /s/ Danny Phillips
                                        ----------------------------------------
                         Printed Name:  Danny Phillips
                                        ----------------------------------------
                         Title:         Vice President
                                        ----------------------------------------


                         LANDLORD:

                         TRST Las Colinas, Inc.
                         a Texas Corporation



                         By:             /s/ Charles R. Lathem
                                        ----------------------------------------
                         Printed Name:  Charles R. Lathem
                                        ----------------------------------------
                         Title:         Assistant Vice President
                                        ----------------------------------------

                                   SCHEDULE A

                              ADDITION TO PREMISES

     Schedule A is a diagram of the 6th floor of Texas Commerce Tower, 545 John Carpenter Freeway, Irving, Texas, showing the Second Expansion Premises, the Expansion Premises and the Second Right of Refusal Space.

                                   SCHEDULE B


                        TENANT'S SECOND RIGHT OF REFUSAL


Prior to the leasing of the space outlined as Second Right Of Refusal Space on Schedule A (the "Additional Space") to third parties and subject to another Tenant's First Right of Refusal on the Additional Space, Landlord shall first offer to lease to Tenant the Additional Space; such offer shall be in writing and specify the rent to be paid for the Additional Space and the date on which the Additional Space shall be included in the Premises (the "Offer Notice"). Such rental terms shall be the prevailing market terms for space of equivalent quality, size, utility and location, with the length of the Lease Term and the credit standing of Tenant to be taken into account. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space at the rental terms set forth in the Offer Notice, within two (2) business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space then Landlord and Tenant shall timely execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the same terms as this Lease except that (a) the rentable area of the Premises shall be increased by the rentable area in the Additional Space (and Tenant's Proportionate Share shall be adjusted accordingly), (b) the Basic Rental shall be increased by the amount specified for such space in the Offer Notice. If Tenant fails or is unable to timely exercise its right hereunder then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to third parties on such terms as Landlord may elect. Tenant may not exercise its right under this Schedule if an Event of Default exists or Tenant is not then occupying the entire Premises.


Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises.

                                 AMENDMENT NO. 1
                                       TO
                         OFFICE BUILDING LEASE AGREEMENT
                                 BY AND BETWEEN
                       TRST LAS COLINAS INC., AS LANDLORD
                                       AND
                      ADVANCE HEALTH CARE, INC., AS TENANT


     THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (the "First Amendment") is made and entered into this 30th day of November, 1992, by and between TRST Las Colinas, Inc., a Texas corporation (the successor-in-interest to Crow Urban Square I, Ltd.) ("Landlord") and Advance Health Care, Inc., a Delaware corporation ("Tenant").


                              W I T N E S S E T H:


     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 24, 1989, pursuant to which Tenant is leasing certain premises containing approximately 4,968 rentable square feet (the "Existing Premises") located in the office building known as Texas Commerce Tower - Las Colinas (the "Building"). Capitalized terms defined in the Lease Agreement when used in this First Amendment shall have the same meanings as are ascribed to them therein unless otherwise defined or required by context;

     WHEREAS, pursuant to the terms of the Lease Agreement the Lease Term will expire on May 31, 1994; and

     WHEREAS, Landlord and Tenant desire to expand the Existing Premises to include Suite 620 which contains approximately 2,018 rentable square feet on the sixth (6th) floor (the "Expansion Premises") and extend the term of the Lease Agreement and to make other changes thereto.

     NOW, THEREFORE, for and in consideration of the foregoing premises and of the following mutual covenants contained herein, Landlord and Tenant do hereby agree and amend the Lease Agreement as follows:


                              A G R E E M E N T S:

     1. EXPANSION OF PREMISES. In order to reflect the expansion of the Premises, the term "Premises", as defined in the Basic Lease Information relating to and which is a part of the Lease Agreement, is hereby amended so that commencing upon substantial completion (as defined in Schedule 2 of this Lease Agreement) of the Expansion Premises it shall include the Expansion Premises as shown on that Schedule l attached so that the aggregate rentable square feet comprising the Premises shall be approximately 6,986. The term "Tenant's proportionate share", as defined in the Basic Lease Information relating to and which is a part of the Lease Agreement is hereby amended so that it shall be 1.9527%.

     2. EXTENSION OF LEASE TERM. In order to reflect the extension of the Lease Agreement for the Premises, the term "Lease Term", as defined in the Basic Lease Information relating to and which is a part of the Lease Agreement, is hereby extended and will now terminate on the date which is sixty (60) months following substantial completion of the Expansion Premises (the "Expiration Date") as opposed to May 31, 1994.

     3. ADJUSTMENT OF BASIC RENTAL. In order to reflect the amended rent schedule applicable to the Premises, the terms "Basic Rental", as defined in the Basic Lease Information relating to, and which is a part of the Lease Agreement, is hereby amended as follows:

                                                  Annual Rate/   Basic
                                                  Rentable       Monthly
     Term                                         Square Foot    Rental
     ----                                         ------------   -------
     Substantial Completion of the
     Expansion Premises through May 31, 1994         $12.00      $6,986.00
     June 1, 1994 through Expiration Date            $14.00      $8,150.33

     4. LANDLORD'S OBLIGATION FOR AIR CONDITIONING. Paragraph 4a (2) shall be amended so that Landlord's obligation with respect to providing heated and refrigerated air conditioning shall be to provide such Service during customary business hours for the Building and not twenty-four (24) hours a day, seven days a week. Customary business hours are currently 7:00 AM to 6:00 PM, Weekdays and 8:00 AM to 1:00 PM on Saturday. Landlord reserves the right to change the hours as necessary.

     5. BROKERAGE. Paragraph 26 of the Lease Agreement shall be deleted in its entirety and replaced with the following:

          BROKERAGE. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except for Waddell Mashburn and Transwestern Property Company. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

     6. IMPROVEMENTS TO THE PREMISES. Exhibit "C" of the Lease Agreement shall be deleted in its entirety and Schedule 2 attached hereto shall be substituted in lieu thereof.

     7. OPERATING EXPENSES. In conjunction with the extension of the Lease Term and the adjustment of Basic Rental for the Premises, Paragraph (b) of Exhibit "D" of the Lease Agreement shall be amended so that commencing November 1,1992, the sixth line of the Paragraph shall be amended to read as follows:

          "Actual Basic Cost per rentable square foot for the year 1993. Landlord, at its option, may collect such...

     The last sentence of Exhibit "D" shall be deleted in its entirety.

     8. PARKING. EXHIBIT "E" of the Lease Agreement shall be amended so that Tenant shall be permitted to use the parking garage for the parking of up to twenty-one (21) vehicles in undesignated spaces and the parking of up to four (4) vehicles in designated spaces during the initial Lease Term and any Renewal Term. The charge during the initial Lease Term for the designated spaces shall be ninety five dollars ($95.00) per month per space plus the applicable tax. The charge of $45.00 per month per space for the undesignated spaces shall be waived during the initial Lease Term.

     9. EXPANSION OPTION. Exhibit "F" of the Lease Agreement regarding the Option to Lease additional space and Exhibit "A", page 2 of 2, are deleted in their entirety and Schedule 5 attached hereto shall be substituted in lieu thereof.

     10. MOVING EXPENSES. Exhibit "G" of the Lease Agreement regarding Tenant's moving expenses is deleted in its entirety.

     11. SCHEDULES. All schedules and attachments attached hereto are incorporated herein by this reference.

     Schedule 1 -   Addition to Premises
     Schedule 2 -   Tenant Finish Work: Plans
     Schedule 3 -   Substitution Space
     Schedule 4 -   Renewal Option
     Schedule 5 -   Tenant's Preferential Right to Lease

     12. ADDRESS FOR NOTICE. For purposes of notice to Landlord and Tenant as set forth in the Basic Lease Information relating to, and which is part of, the Lease Agreement, the name and address for Landlord and Tenant is as follows:


     Notice to Landlord:


     TRST Las Colinas, Inc.
     c/o Invesco Realty Advisors, Inc.
     One Lincoln Centre
     5400 LBJ Freeway, Suite 1200
     Dallas, Texas 75240

     Notice to Tenant:

     Advance Health Care, Inc.
     545 East John Carpenter Freeway, Suite 1900
     Irving, Texas 75062


13. Except as otherwise defined herein, all defined terms set forth herein, shall have the same meaning as set forth in the Lease Agreement. The Lease Agreement, as amended hereby, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.


          EXECUTED and dated as set forth above.



                         TENANT:

                         Advance Health Care, Inc.
                         a Delaware Corporation


                         By:            /s/ Danny Phillips
                                        ----------------------------------------
                         Printed Name:  Danny Phillips
                                        ----------------------------------------
                         Title:         Vice President
                                        ----------------------------------------


                         LANDLORD:

                         TRST Las Colinas, Inc.
                         a Texas Corporation



                         By:            /s/ Charles R. Lathem
                                        ----------------------------------------
                         Printed Name:  Charles R. Lathem
                                        ----------------------------------------
                         Title:         Assistant Vice President
                                        ----------------------------------------

                                   SCHEDULE 1

                              ADDITION TO PREMISES

     Schedule 1 is a diagram of the 6th floor of Texas Commerce Tower, 545 John Carpenter Freeway, Irving, Texas, showing the Preferential Space, the Expansion Premises and the Secondary Space.

                                   SCHEDULE 2


                            TENANT FINISH-WORK: PLANS


1. Except as set forth in this Schedule, Tenant accepts the Premises in their "as is" condition on the date that this Lease is entered into.

2. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by MLM Interiors, dated September 29, 1992 and revised on October 23, 1992 (the "Space Plans"). Landlord shall provide, if necessary for construction, final working drawings, prepared in accordance with the Space Plans by Landlord's architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Schedule in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Building's heating, ventilation and air conditioning, electrical, mechanical, or plumbing systems, then Landlord will notify Tenant that the working drawings pertaining thereto shall be prepared by the Building's engineer of record. As used herein, "WORKING DRAWINGS" shall mean the final space plans and/or working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or conditions, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant and Landlord shall sign the Working Drawings to evidence its review and approval thereof. All changes in the Work following Tenant and Landlord's approval of the working drawings must receive the prior written approval of Landlord and Tenant. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings. The Work shall be performed only by contractors and subcontractors approved by Landlord, which approval shall not be unreasonable withheld.

3. Substantial Completion shall be the date that Landlord reasonably determines that all work to be performed has been performed other than punchlist items. The term "punchlist items" as used herein shall mean any details of construction, mechanical adjustment or other matter the noncompletion of which does not materially interfere with Tenant's use of the Premises. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the Space Plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant otherwise delays completion of the Work, then notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder shall commence on the date the work would have been substantially completed. If the Premises are not ready for occupancy and the Work is not substantially completed (as defined above) for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Work is substantially completed, which date shall be the Commencement Date.

4. Landlord shall bear the entire cost of performing the Work depicted on the Working Drawings excluding balcony doors on the 19th floor initially submitted to and approved by Landlord. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of an event specified in clause 3(a), (b), or (c) of this Schedule. Tenant shall pay Landlord an amount equal to 50% of the estimated additional costs of any change to the Space Plans or the Working Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses 3(a), (b), or (c) of this Schedule upon substantial completion of the Work. In consideration for Landlord's or its Agent's management and supervision for services performed in connection with clauses 3(a), (b), and (c), Tenant shall pay to Landlord or its Agent a construction management fee equal to ten percent (10%) of the additional costs specified in this Paragraph 4.

5. Tenant may elect to delay the installation of the carpet in the Expansion Premises only for a period which is no later than twenty-four (24) months following the Substantial Completion of all other Work in the Expansion Premises.

                                   SCHEDULE 3

                               SUBSTITUTION SPACE

1. Landlord may, at Landlord's expense, one time during the Lease Term, substitute for Suite 620 of the Premises other space within the Building that has an area at least equal to that of Suite 620 of the Premises, is located in the upper elevator bank of the Building, is reasonably comparable in the type of Tenant finish-work suited for Tenant's business to include having building standard carpet, and is the same configuration as Suite 620 unless otherwise approved in writing by Tenant (the "Substitution Space"). Should Landlord elect to substitute space for other tenants' spaces on the fourth (4th) or sixth (6th) floor then Landlord shall give Tenant notice of the substitution of space three
(3) working days prior to giving notice to the other tenants.

2. If Landlord exercises such right by giving Tenant notice thereof ("Substitution Notice") at least sixty (60) days before the effective date of such substitution, then (i) the description of Suite 620 of the Premises shall be replaced by the description of the Substitution Space; and (ii) all of the terms and conditions of this Lease shall apply to the Substitution Space. If the Substitution Space contains more square footage than Suite 620 of the Premises, then the Basic Rental then in effect shall not be increased proportionately but shall be the same as the Basic Rental due for Suite 620 of the Premises. The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in the plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice.

3. Tenant shall move from Suite 620 of the Premises into the Substitution Space and shall surrender possession of Suite 620 of the Premises by the Substitution Effective Date. If Tenant occupies Suite 620 of the Premises after the Substitution Effective Date, then Tenant's occupancy of Suite 620 the Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to Landlord, including institution a forcible detainer suit), Tenant shall pay Basic Rental for Suite 620 of the Premises as provided in Paragraph 16 of the Lease Agreement and all other Rent due therefor until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space.

4. If Landlord exercises its substitution right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving including but not limited to the moving of Tenant's furniture, equipment, appliances, supplies, and telephone and computer equipment (to include the installation and wiring thereof) from Suite 620 of the Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of exercise of this relocation right. Landlord will also restrict the timing of the move to weekend hours.

                                   SCHEDULE 4

                                 RENEWAL OPTION


     Provided that no event of default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for ONE (1) additional period of FIVE (5) years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than 150 DAYS before the expiration of the Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

     (1) The rental terms for each month during each such extended Term shall be the prevailing market terms, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account.

     (2) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

Tenant's rights under this Schedule shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated or (ii) Tenant fails to timely exercise its option under this Schedule, time being of the essence with respect to Tenant's exercise thereof.

Tenant's rights under this Schedule shall apply to Tenant and not any subtenant or assignee unless specifically approved in writing by Landlord.

Tenant's rights under this Schedule with respect to Suite 620 of the Premises only shall be subject to a prior granted expansion option with Texas Commerce Bank. In the event that the expansion option is removed, this paragraph shall be deleted in its entirety.

                                   SCHEDULE 5

                      TENANT'S PREFERENTIAL RIGHT TO LEASE

Prior to the leasing of the space outlined as Preferential Space on Schedule I (the "Additional Space") to third parties, Landlord shall first offer to lease to Tenant the Additional Space; such offer shall be in writing and specify the rent to be paid for the Additional Space and the date on which the Additional Space shall be included in the Premises (the "Offer Notice"). Such rental terms shall be the prevailing market terms for space of equivalent quality, size, utility and location, with the length of the Lease Term and the credit standing of Tenant to be taken into account. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space at the rental terms set forth in the Offer Notice, within five (5) business days after Landlord delivers to Tenant the Offer Notice. In addition, prior to the leasing of the space outlined as Secondary Space on Schedule 1 to third parties, Landlord shall give a second right of refusal to lease to Tenant the space; such offer shall be in writing and specify the rent to be paid for the space and the date on which the space shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire space within two (2) business days after Landlord delivers to Tenant the terms. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the same terms as this Lease except that (a) the rentable area of the Premises shall be increased by the rentable area in the Additional Space (and Tenant's Proportionate Share shall be adjusted accordingly), (b) the Basic Rental shall be increased by the amount specified for such space in the Offer Notice. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Schedule if an Event of Default exists or Tenant is not then occupying the entire Premises.

Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises.

                             BASIC LEASE INFORMATION


Lease Date:  February 24, 1989
           --------------------------------------------------------------------


Tenant:  Advance Health Care  Inc.
       ------------------------------------------------------------------------

Address of Tenant:   P.O. Box 3214
                    -----------------------------------------------------------
                     Abilene, TX
                    -----------------------------------------------------------
                              79604

                    -----------------------------------------------------------

Contact:  David D. Halbert                Telephone:  915/676-5527
        ---------------------------------           ---------------------------

Landlord:  Crow-Urban Square I, Ltd.
         ----------------------------------------------------------------------

Address of Landlord:       545 E. Carpenter Freeway, Suite 1480
                         ------------------------------------------------------
                           Irving, Texas 75062
                         ------------------------------------------------------

                         ------------------------------------------------------

Contact:  Steve Hanna                Telephone:  214/830-6000
        ---------------------------            --------------------------------

Premises: Suite No.  1900  which is located in the office building to be (or
          which has been) constructed on land described as     ABSTRACT NO. 1452
            ,    IRVING   ,   DALLAS   County, Texas, and known as   TEXAS
          COMMERCE TOWER-LAS COLINAS
          Street (the "Building").

Lease Term:    The period commencing on APRIL 1 , 1989 (or on such earlier date as Tenant may occupy the premises with Landlord's prior written
               consent), and continuing for     60     calendar months
               thereafter; provided, however, if the term of this lease is deemed to have commenced on a date other than the first day of a
               calendar month, the lease term shall consist of     60
               calendar months in addition to the remainder of the calendar month during which this lease is deemed to have commenced.

Basic Rental:  $      4,968.00                per month.
                -----------------------------

Security Deposit:  $      4,968.00               .
                    -----------------------------

Tenant's proportionate share: The percentage which expresses the ratio between the number of rentable square feet comprising the
                              premises (    4,968      ), and the number of
                              rentable square feet of the Building
                              (   357,762   ),  which, for the purposes of the
                              lease, shall be     1.3886    %.

Permitted use:      General Office
                    -----------------------------------------------------------



The foregoing Basic Lease Information is hereby incorporated into and made a part of the lease identified hereinabove.Each reference in the lease to any of the information and definitions set forth in the Basic Lease Information


                                       (i)
shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the lease. In the event of any conflict between any Basic Lease Information and the lease, the lease shall control.

LANDLORD                           TENANT



  Crow-Urban Square I, Ltd.          Advance Health Care, Inc.
- ---------------------------        --------------------------------------------


By:  /s/Steve Hanna                By:  /s/ David D. Halbert
   ------------------------        --------------------------------------------
     Its duly appointed agent                          President
                                   --------------------------------------------
                                                       Title


                                      (ii)

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
     1.   Definitions and Basic Provisions . . . . . . . . . . . . .          1
     2.   Lease Grant. . . . . . . . . . . . . . . . . . . . . . . .          1
     3.   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
     4.   Landlord's Obligations . . . . . . . . . . . . . . . . . .          2
     6.   Leasehold Improvements . . . . . . . . . . . . . . . . . .          5
     7.   Use. . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
     8.   Tenant's Repairs and Alterations . . . . . . . . . . . . .          5
     9.   Assignment and Subletting. . . . . . . . . . . . . . . . .          6
     10.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .          7
     11.  Subordination. . . . . . . . . . . . . . . . . . . . . . .          7
     12.  Rules and Regulations. . . . . . . . . . . . . . . . . . .          8
     13.  Inspection . . . . . . . . . . . . . . . . . . . . . . . .          8
     14.  Condemnation . . . . . . . . . . . . . . . . . . . . . . .          8
     15.  Fire or Other Casualty . . . . . . . . . . . . . . . . . .          9
     16.  Holding Over . . . . . . . . . . . . . . . . . . . . . . .          9
     17.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .          9
     18.  Events of Default. . . . . . . . . . . . . . . . . . . . .         10
     19.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . .         10
     20.  Surrender of Premises. . . . . . . . . . . . . . . . . . .         11
     21.  Attorney's Fees. . . . . . . . . . . . . . . . . . . . . .         11
     22.  Landlord's Lien. . . . . . . . . . . . . . . . . . . . . .         11
     23.  Mechanics' Liens . . . . . . . . . . . . . . . . . . . . .         12
     24.  No Subrogation-Liability Insurance . . . . . . . . . . . .         12
     26.  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . .         14
     27.  Change of Building Name. . . . . . . . . . . . . . . . . .         14
     28.  Estoppel Certificates. . . . . . . . . . . . . . . . . . .         14
     29.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .         14
     30.  Force Majeure. . . . . . . . . . . . . . . . . . . . . . .         14
     31.  Separability . . . . . . . . . . . . . . . . . . . . . . .         15
     32.  Amendments; Binding Effect . . . . . . . . . . . . . . . .         15


                                      (iii)

     33.  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . .         15
     34.  Gender . . . . . . . . . . . . . . . . . . . . . . . . . .         15
     35.  Joint and Several Liability. . . . . . . . . . . . . . . .         15
     36.  Personal Liability . . . . . . . . . . . . . . . . . . . .         15
     37.  Certain Rights Reserved by Landlord. . . . . . . . . . . .         15
     38.  Notice to Lender . . . . . . . . . . . . . . . . . . . . .         16
     39.  Captions . . . . . . . . . . . . . . . . . . . . . . . . .         16
     40.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .         16
     41.  Exhibits and Attachments . . . . . . . . . . . . . . . . .         17
     42.  Special Provisions . . . . . . . . . . . . . . . . . . . .         17


     Exhibit A . . . . . . . . . . . . . . .     Outline of Premises
     Exhibit B . . . . . . . . . . . . . . .     Rules and Regulations
     Exhibit C . . . . . . . . . . . . . . .     Building Standard Allowance
     Exhibit D . . . . . . . . . . . . . . .     Operating Expense Escalator
     Exhibit E . . . . . . . . . . . . . . .     Parking
     Exhibit F . . . . . . . . . . . . . . .     Option to Lease
     Exhibit G . . . . . . . . . . . . . . .     Moving and Related Expenses


                                      (iv)

                                                                           LEASE

THIS LEASE AGREEMENT is entered into as of the 24th day of February, 1989, by
and between   CROW-URBAN SQUARE I, LTD.                   (hereinafter called
"Landlord") and ADVANCE HEALTH CARE, INC. (hereinafter called "Tenant").

                                   WITNESSETH:

DEFINITIONS AND BASIC PROVISIONS

1. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the reference thereto in the provisions of this lease.

LEASE GRANT

2. Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the premises, as defined in the Basic Lease Information and generally outlined in red on the plan attached hereto as Exhibit A, commencing on the Commencement Date and ending on the last day of the lease term, unless sooner terminated as herein provided. If this lease is executed before the premises become vacant, or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over and Landlord cannot acquire possession of the premises prior to the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises on such date as Landlord is able to tender the same, which date shall be deemed to be the commencement date of this lease for all purposes, and this lease shall continue for the lease term specified in the Basic Lease Information. By occupying the premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord's obligations, notwithstanding that certain "punch list" type items may not have been completed. Within ten (10) days after written request of Landlord, Tenant agrees to give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the premises and that the condition of the premises complies with Landlord's obligations hereunder.

RENT

3. In consideration of this lease, Tenant promises and agrees to pay Landlord the Basic Rental defined in the Basic Lease Information (subject to adjustment as hereinafter provided) without deduction or set off, for each month of the entire lease term. One such monthly installment shall be payable by Tenant to Landlord contemporaneously with the execution of this lease, and a like monthly installment shall be due and payable without demand beginning on the first day of the calendar month following the expiration of the first full calendar month of the lease term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning of the lease term shall be prorated based on one three hundred sixty-fifth (1/365) of the current annual basic rent for each day of the partial month this lease is in effect, and shall be due and payable on or before the date on which Tenant certifies that it has accepted the premises pursuant to paragraph 2 hereof.


                                                                        Page One

     In the event any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof are not received within ten (10) days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Basic Rental or such other sums owed, a late payment charge equal to ten percent (10%) of the installment of the Basic Rental after written notice by Landlord to Tenant received prior to the ten (10) days. or such other sums owed, it being understood that said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Basic Rental and such other sums which become owing by Tenant to Landlord hereunder. Landlord and Tenant expressly covenant and agree that in the event of any such late payment(s) by Tenant, the damages so resulting to Landlord will be difficult to ascertain precisely, and that the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this lease, it being understood that such sums shall bear interest, which Tenant hereby agrees to pay to Landlord, at the maximum rate of interest permitted by law to be charged Tenant for the use or forbearance of such money.

LANDLORDS OBLIGATIONS

4.   a.   Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant while occupying the premises and while Tenant is not in default under this lease facilities to provide (l) water (hot, cold and refrigerated) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning in season, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard, such service at night and on Sunday and holidays to be furnished only at the written request of Tenant, who shall bear the entire cost thereof; Landlord will provide such services twenty-four (24) hours a day, seven (7) days a week, and will notify Tenant sixty (60) days in advance of change in HVAC system; (3) janitorial service to the premises on weekdays other than holidays for Building standard installations (it being understood that Landlord reserves the right to bill Tenant separately for extra janitorial service required by reason of non-standard installations) and such window washing as may from time to time in the Landlord's judgment be reasonably required; (4) operatorless passenger elevators for ingress and egress to the floor on which the premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays; (5) replacement of Building standard light bulbs and fluorescent tubes. In addition, Landlord agrees at its cost and expense to maintain the


                                                                        Page Two
     public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant shall desire any of the services specified in this Paragraph 4 at any time other than times herein designated, such service or services shall be supplied to Tenant only at the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord as additional rent the cost of such service or services immediately upon receipt of a bill therefor.

     b. Landlord, subject to payment by Tenant as set forth below, shall make available to Tenant facilities to provide all electrical current required by Tenant in its use and occupancy of the premises and further shall make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. Tenant shall pay Tenant's proportionate share (as defined in the Basic Lease Information) of all such electrical current used by, and all other utility charges for utility services to, the Building. Landlord may, at its option, provide separate metering for any utility service for each floor of the Building, in which event Tenant shall pay Tenant's proportionate share of all such utility service used by all tenants occupying the floor on which the premises are located, and, notwithstanding the definition of Tenant's proportionate share set forth in the Basic Lease Information, "Tenant's proportionate share" in such event shall be a fraction, the numerator of which is the sum of the number of square feet comprising the premises on such floor and the denominator of which is the number of square feet on such floor. In the event Tenant's use of electrical current (1) exceeds 110 volt power, or (2) exceeds that required for routine lighting and operation of general office machines (such as typewriters, dictating equipment, desk model adding machines and the like) which use 110 volt electrical power, then Tenant shall also pay on demand the cost of any such excess. Without Landlord's prior written consent, Tenant shall not install any data processing or computer equipment in the premises or any other equipment which shall require for its use other than the normal electrical current or other utility service. Whenever heat generating machines or equipment (other than general office machines as described hereinbefore) which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility are used in the premises by Tenant, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier. The obligation of the Landlord hereunder to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service.
     Tenant will be billed monthly for such utility service and all such charges shall be considered due upon delivery of such bill and be deemed as so much additional rent due from Tenant to Landlord. Landlord shall not in any wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations.
     Any riser or risers or wiring to meet Tenant's excess electrical requirements will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants). At any time when Landlord is making such utility


                                                                      Page Three
     service available to the premises pursuant to this paragraph, Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility supplying the utilities to the neighborhood with respect to obtaining such utility service to the premises, but Tenant will contract directly with such public utility for the supplying of such utility service to the premises. In the event Landlord deems it necessary to make available separately metered service to the premises, Landlord may require that separate sub-meters be installed in the premises at Landlord's expense, and Tenant will be billed monthly from such sub-meter in the manner provided hereinbefore, provided that no such sub-metering shall relieve Tenant from its obligation to pay Tenant's proportionate share of other utility charges under this paragraph.

     c. Failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord's compliance with (1) any voluntary or similar governmental or business guideline now or hereafter published or (2) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.
     Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

     d. Notwithstanding any expiration or termination of this lease prior to the lease expiration date, Tenant's obligations to pay any and all additional rent pursuant to this paragraph 4 shall continue and shall cover all periods up to the expiration or termination date of this lease; provided, however, if Landlord terminates this lease without waiving Landlord's right to seek damages against Tenant, Tenant's obligation to pay any and all additional rent pursuant to this paragraph 4 shall not terminate as a result thereof. Tenant's obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this lease shall survive any expiration or termination of this lease.


                                                                       Page Four

USE

7. Tenant shall use the premises only for the permitted use (as defined in the Basic Lease Information). Tenant will not occupy or use the premises, or permit any portion of the premises to be occupied or used, for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and in the event that, by reasons of acts of Tenant, there shall be any increase in rate of insurance on the Building or contents created by Tenant's acts or conduct of business, then such acts of Tenant shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase on demand and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the premises. Tenant will not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the premises or any part thereof. Tenant will be allowed signage with Leased Premises.

TENANT'S REPAIRS AND ALTERATIONS

8. Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing any damage or except ordinary wear and tear, injury done to the building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the lease term take good care of the premises and keep them free from waste and nuisance of any kind. Tenant agrees to keep the premises, including all fixtures installed by Tenant and any plate glass and special store fronts, in good condition and make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord's fire insurance policy covering the Building. The performance by Tenant of its obligations to maintain and


                                                                       Page Five
     make repairs shall be conducted only by contractors and subcontractors approved in writing by Landlord, it being understood that Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance and repair. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, after written notice, Landlord may at its option make such repair, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof. At the end or other termination of this lease, Tenant shall deliver up the premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the premises. Tenant will not make or allow to be made any alterations or physical additions in or to the premises without the prior written consent of Landlord. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the premises, either by Landlord or Tenant, shall be Landlord's property on termination of this lease and shall remain on the premises without compensation to Tenant. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

ASSIGNMENT AND SUBLETTING

9.   a.   Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign or in any manner transfer this lease or any estate or interest therein, or (2) permit any assignment of this lease or any estate or interest therein by operation of law, or (3) sublet the leased premises or any part thereof, or (4) grant any license, concession or other right of occupancy of any portion of the leased premises or (5) permit the use of the leased premises by any parties other than Tenant, its agents and employees and any such acts without Landlord's prior written consent shall be void and of no effect. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this lease. If an event of default, as hereinafter defined, should occur while the leased premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the leased premises shall not be deemed a waiver of the covenant in this lease contained against assignment and subletting or a release of Tenant under this lease. The receipt by Landlord from any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Tenant shall


                                                                        Page Six
     not mortgage, pledge or otherwise encumber its interest in this lease or in the leased premises.

     b. If Tenant requests Landlord's consent to an assignment of the lease or subletting of all or a part of the leased premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, evidence satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the premises (or any sublet portion thereof) for the remainder of the lease term (or for the entire term of the sublease, if shorter). Landlord shall have the option (to be exercised within thirty (30) days from submission of Tenant's written request) to cancel this lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned subletting or assignment. If Landlord elects to cancel this lease as stated, then the term of this lease, and the tenancy and occupancy of the leased premises by Tenant thereunder, shall cease, terminate, expire, and come to an end with respect to that portion of the premises so assigned or sublet as if the cancellation date were the original termination date of this lease and Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder with respect to that portion of the premises so assigned or sublet, and Tenant shall, at its own cost and expense, discharge in full any outstanding commission obligation of Landlord with respect to this lease, or any part hereof so cancelled. Thereafter Landlord may lease the premises to the prospective subtenant or assignee without liability to Tenant. If Landlord does not thus cancel this lease, the terms and provisions of paragraph "a" hereof will apply.

     c. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any rents received by Tenant under any such sublease are in excess of the rent payable by Tenant under this lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, either (1) declare such excess rents under any sublease or such additional consideration for an assignment to be due and payable by Tenant to Landlord as additional rent hereunder, or (2) elect to cancel this lease as provided in paragraph "b" hereof.

     d. Landlord shall have the right to transfer, assign and convey, whole or in part successors will be bound by the terms of this Lease the Building and any and all of its rights under this lease, and in the event Landlord assigns its rights under this lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

INDEMNITY

10. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the premises caused by the negligence or misconduct of, or breach of this lease by, Tenant, its employees, subtenants, invitees or by any other person entering the premises or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct or third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's negligence or willful wrong.

SUBORDINATION

11. This lease and all rights of Tenant hereunder are subject and subordinate to any deeds of trust, mortgages or other instruments of security, as well


                                                                      Page Seven
     as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, instruments of security or leases. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this paragraph 11, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages or other instruments of security to this lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds of trust, mortgages or other instruments of security, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant shall upon demand at any time or times, before or after any such foreclosure sale or trustee's sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment and Tenant hereby irrevocably authorizes Landlord's mortgagee to execute, acknowledge and deliver any such instruments and certificates on Tenant's behalf.

RULES AND REGULATIONS

12. Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Building and related facilities which are attached hereto as Exhibit B, and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

INSPECTION

13. Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

CONDEMNATION

14. If the premises, or any part thereof, or if the Building or any portion of the Building leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the lease term shall, at the sole option of Landlord, forthwith cease and terminate; all compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant. Any judgement or award arising from condemnation of the Leasehold estate which is granted to, and names Tenant, shall be the property of Tenant.


                                                                      Page Eight

FIRE OR OTHER CASUALTY

15. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the premises or the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord or Tenant may at its option terminate this lease, in which event the rent shall be abated during the unexpired portion of this lease effective with the date of such damage. In the event the Building or the premises should be damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord or Tenant does not elect to terminate this lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Building and/or the premises and shall proceed with reasonable diligence to restore the Building and/or premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or the premises. Landlord shall allow Tenant abatement of rent during the time the premises are unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall terminate upon notice to Tenant. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

HOLDING OVER

16. Should Tenant, or any, of its successors in interest, hold over the premises, or any part thereof, after the expiration of the lease term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to the daily rent payable for the last month of the lease term plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over.

TAXES

     b. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or


                                                                       Page Nine
     charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

     c. Any payment to be made pursuant to this paragraph 17 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

     d. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF DEFAULT

18. The following events shall be deemed to be events of default by Tenant under this lease:

     a. Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder after five (5) days written notice by Landlord to Tenant, Tenant shall have ten (10) days to cure default (or under any other lease now or hereafter executed by Tenant in connection with space in the Building).

     b. Tenant shall fail to comply with or observe any other material provision of this lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building).

     c. Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for all or substantially all of its assets for the benefit of creditors.

     d. Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligation hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

     e. A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder.

     f.   Tenant shall desert or vacate any portion of the premises.

REMEDIES

19. Upon the occurrence of any event of default specified in this lease, Landlord shall have the option to pursue any one or more of the following remedies after written notice or demand whatsoever:

     a. Terminate this lease in which event Tenant shall after five (5) days surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the lease term.

     b. Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects,


                                                                        Page Ten
     relet the premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the lease term.

     c. Enter upon the premises by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses within reason which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

     No re-entry or taking possession of the premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this lease or the deficiency from any reletting as provided for above shall include the reasonable expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the premises and the loss of rental for the remainder of the lease term.

SURRENDER OF PREMISES

20. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the premises, and no agreement to accept a surrender of the premises shall be valid unless the same be made in writing and signed by Landlord.

ATTORNEY'S FEES

21. In case it should be necessary or proper for either party to bring any action under this lease or to consult or place said lease, or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorney's fee.


                                                                     Page Eleven

MECHANICS' LIENS

23. Tenant will not permit any mechanic's lien or liens to be placed upon the premises or the Building or improvements thereon during the lease term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor.

NO SUBROGATION-LIABILITY INSURANCE

24.  a.   Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, the premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured, it being understood and agreed that this provision is cumulative of paragraph 10 hereof. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

     b. Tenant shall procure and maintain throughout the lease term a policy or policies of insurance at its sole cost and expense and in amounts of not less than a combined single limit of $1,000,000 or such other amounts as Landlord may from time to time require, insuring Tenant and Landlord against any and all liability to the extent obtainable for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the use, operation and occupancy of the premises. Tenant shall furnish a certificate of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty
     (30) days prior to cancellation or material change of any such insurance.


                                                                     Page Twelve

BROKERAGE

26. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this lease and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant. Except with respect to Waddell Mashburn of Myers Commercial.

CHANGE OF BUILDING NAME

27. Landlord reserves the right at any time to change the name by which the Building is designated.

ESTOPPEL CERTIFICATES

28. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements therein or the premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements therein or the premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

NOTICES

29. Each provision of this Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

     (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set forth in the Basic Lease Information or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith.

FORCE MAJEURE

30. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.


                                                                   Page Fourteen

SEPARABILITY

31. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the lease term, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

AMENDMENTS; BINDING EFFECT

32. This lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

QUIET ENJOYMENT

33. Provided Tenant has performed all of the terms and conditions of this lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the premises for the lease term, without hindrance from Landlord, subject to the terms and conditions of this lease.

GENDER

34. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

JOINT AND SEVERAL LIABILITY

35. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

PERSONAL LIABILITY

36. The liability of Landlord to Tenant for any default by Landlord under the terms of this lease shall be limited to the interest of Landlord in the Building and the land, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

CERTAIN RIGHTS RESERVED BY LANDLORD

37. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

     a. To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the leased premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the leased premises are reasonably accessible.


                                                                    Page Fifteen

     b. To have and retain a paramount title to the leased premises free and clear of any act of Tenant purporting to burden or encumber them.

     c. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     d. To prohibit the placing of vending or dispensing machines of any kind in or about the leased premises without the prior written permission of Landlord.

     e. To have access for Landlord and other tenants of the Building to any mail chutes located on the leased premises according to the rules of the United States Postal Service.

     f. To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

NOTICE TO LENDER

38. If the premises or the Building or any part thereof are at any time subject to a first mortgage or a first deed of trust or other similar instrument and this lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof including the post office address of such assignee, then the Tenant shall not terminate this lease or abate rentals for any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

CAPTIONS

39. The captions contained in this lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this lease.

MISCELLANEOUS

40.  a.   Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the leased premises in accordance with such drawings, plans and specifications.

     b. Each and every covenant and agreement contained in this lease is, and shall be construed to be, a separate and independent covenant and agreement.

     c. There shall be no merger of this lease or of the leasehold estate hereby created with the fee estate in the leased premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created


                                                                    Page Sixteen
     or any interest in this lease or in such leasehold estate as well as the fee estate in the leasehold premises or any interest in such fee estate.

     d. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the premises, the Building or the land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.

     e. The submission of this lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this lease and deliver the same to Tenant.

EXHIBITS AND ATTACHMENTS

41. All exhibits, attachments, riders and addenda referred to in this lease and the exhibits listed hereinbelow are incorporated into this lease and made a part hereof for all intents and purposes.

     Exhibit A - Outline of Premises
     Exhibit B - Building Rules and Regulations
     Exhibit C - Building Standard Allowance
     Exhibit D - Operating Expense Escalator
     Exhibit E - Parking
     Exhibit F - Option to Lease
     Exhibit G - Moving and Related Expenses




     DATED as of the date first above written.

LANDLORD                                               TENANT

Crow-Urban Square I. Ltd                               Advance Health Care, Inc.
- ------------------------                               -------------------------

By   /s/Steve Hanna                                    By  /s/David D. Halbert
     -------------------                                   ---------------------
     Its duly authorized agent                             President
                                                           ---------------------
                                                                Title


                                                                    Page Sixteen

                                    EXHIBIT A

                                   19th floor
                                    4,968 rsf
                                  (page 1 of 2)


     This is a floor plan of the 19th floor of the Texas Commerce Tower.

                                    EXHIBIT A

                                  (page 2 of 2)


     This is a floor plan of the 17th floor of the Texas Commerce Tower.

                                   EXHIBIT "B"

                         BUILDING RULES AND REGULATIONS


     The following rules and regulations shall apply, where applicable, to the premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant's agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

     4. Landlord will provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

     5. Landlord shall provide all locks for doors in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in each tenant's leased premises shall be furnished by Landlord to each tenant, at the cost of such tenant, and the tenants shall not have any duplicate keys made.

     6. With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     9. A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

     10.  Corridor doors, when not in use, shall be kept closed.

     11. Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     12. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

     13. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

     14. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

     15. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     16. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises.

     17. No machinery of any kind shall be operated by any tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

     18. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     19. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

     20. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

                                   EXHIBIT "C"

                           BUILDING STANDARD ALLOWANCE


Subject to the conditions hereinafter set forth, Landlord will provide to the premises the following:

     A. Equipment to provide primary and secondary distribution of heating, venting and air-conditioning to the premises in accordance with the plans and specifications of the building.

     B. Lay-in acoustical tile ceiling grid with acoustical ceiling tile inventory stored on the floor of the premises.

     C. Recessed florescent light fixtures with a maximum of one (1) fixture per 100 square feet (usable). Any fixture other than the Building standard fixtures will be at Tenant's expense.

     D. In addition, Landlord will provide Tenant a construction allowance of up to $2.31 per rentable square foot of usable area contained within the premises to he used solely for permanent improvements to the premises. If Tenant elects to have Landlord construct Tenant's improvements to the premises, said construction allowance shall be credited toward Tenant's total construction costs. If Tenant retains its own contractor(s) with Landlord's prior written consent as set forth in this Exhibit "C", to construct Tenant's improvements to the premises, landlord shall reimburse to Tenant up to the, allowance described above when Tenant's improvements to the premises are substantially complete. To receive such reimbursement, Tenant shall submit to Landlord invoices from Tenant's contractors, suppliers, etc., evidencing the expenditures for which Tenant is seeking reimbursement along with the appropriate lien-waivers from all contractors and/or sub-contractors doing work on Tenant's behalf in the building or in the premises. Upon receipt of the aforementioned documentation, Landlord will promptly pay Tenant the appropriate amount due.

     (1) Final working drawings of all improvements that Tenant desires to be installed in the premises must have been submitted and approved by Landlord no later than MARCH 15TH. The final working-drawings shall evidence improvements that comply with applicable law, shall be in a form commonly used in the Building for construction purposes and shall be signed by Tenant and Landlord.

     (2) If there are any changes by Tenant, Tenant's contractors, sub-contractors or agents from the improvements set forth in the final working drawings referred to above, each such change Rust receive the prior written approval of Landlord, and in the event of any such approved change in the working drawings, Tenant shall, upon completion of the improvements, furnish Landlord with an accurate "as-built" plan of the improvements as constructed, which plan shall be incorporated into this lease by this reference for all intents and purposes.

     (3) Any contractors and/or subcontractors engaged by Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and shall comply with all standards and regulations established by Landlord. Such contractors and sub-contractors shall coordinate their efforts to ensure timely completion of all work. Contractors or subcontractors engaged by Tenant shall employ men and means to ensure the progress of the work without interruption on account of strikes, work stoppage, or similar causes of delay. During construction of any improvements, contractors and sub-contractors shall coordinate with Landlord the movement of equipment and materials. Tenant's work shall be conducted in such manner so as to maintain harmonious labor relations and not to interfere with or delay Landlord's contractors or Landlord's operation of the Building and/or the use of the Building by other tenants.

     (4) All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over or with respect to such work.

     (5) If Tenant requests materials or installations in addition to other than Landlord's Building standard materials or installations, or if, with Landlord's prior written permission, Tenant employs its own contractors and/or decorators, or if Tenant or Tenant's agents make changes in the work after furnishing the aforementioned plans to Landlord, and if such non-standard materials or installations or contractor and/or decorator or such changes shall delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of said work, then, notwithstanding any provision to the contrary in this lease, Tenant's obligation to pay rent hereunder shall nevertheless commence on the commencement date. If the premises are not ready for occupancy on the commencement date for any reason other than the reasons specified in the immediately preceding sentence, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, in which event the rent provided for herein shall abate and not commence, and the commencement date shall not occur, until the date the leasehold improvements to the premises are substantially complete (as determined by Landlord's architect), such abatement of rent to constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the premises not being ready for occupancy by Tenant on the commencement date.

     (6) Tenant shall bear the entire cost of any improvements to be installed by Landlord in the premises in excess of the allowances and shall pay for such excess improvements as hereinafter provided. Tenant shall pay to Landlord, unless Tenant elects to use a contractor other than Landlord to complete such improvements, upon Landlord's approval of the working drawings referred to herein, an advance payment equal to 50% of the cost (including labor, material, and overhead) of such excess improvements as estimated by Landlord. Notwithstanding any provisions contained herein to the contrary, it is understood and agreed that Landlord shall have no obligation to commence installation of such excess improvements as required by the immediately preceding sentence. If Tenant has utilized Landlord to construct such improvements, then Tenant shall pay to Landlord the balance of the cost of such excess improvements on the commencement date.

     (7) It is understood and agreed that to the extent, by only to the extent, the provisions hereof are not consistent with the provisions of paragraph 6 of this lease, the provisions of this Exhibit shall control.


LANDLORD:                                              TENANT:

Crow-Urban Square I, Ltd.                              Advance Health Care, Inc.


By:  /s/Steve Hanna                                    By: /s/ David D. Halbert
     -------------------------                             ---------------------
     Its Duly Authorized Agent                         Title:  President
                                                               -----------------

                                   EXHIBIT "D"

                           OPERATING EXPENSE ESCALATOR



In addition to the rental payable by Tenant under this lease, Tenant shall pay additional rent determined as follows:

     (a) For the purposes of this Exhibit, the term "Basic Cost" shall mean any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in, operation, maintenance, repair, replacement, and security of the Building, determined in accordance with accepted cash basis accounting principles consistently applied, including but not limited to the following:

          (i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto.

          (ii) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building.

          (iii) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any statutes, rules, regulations or directives hereafter promulgated by an governmental authority relating to energy, conservation, public safety or security, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes).

          (iv) Cost of all utilities, other than the cost of electricity supplied to tenants of the Building which is actually reimbursed to Landlord by such tenants.

          (v) Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

          (vi) Cost of casualty and liability insurance applicable to the Building and Landlord's Personal property used in connection therewith.

          (vii) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation, excluding, however, federal and state taxes on income.

          (viii) Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building.

          (ix) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building.

          (x) The amount of basic rent payable under and pursuant to any ground lease pertaining to the land on which the Building is located.

There are specifically excluded from the definition of the term "Basic Cost" expenses for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; electricity costs paid by Tenant pursuant to paragraph 4 of this lease; expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; expenses related to parking operations associated with the Building; interest, amortization or other payments on loans to Landlord; depreciation of the Building; leasing commissions; legal expenses; and income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building.

     (b) Tenant shall, during the term of this lease, pay as additional rent an amount (per each square foot of rentable area within the leased premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over $4.50. Landlord, at its option, may collect such additional rent in a lump sum, to be due and payable within thirty (30) days after Landlord furnishes to Tenant a statement of actual Basic Cost for the previous year per paragraph (c) below, or beginning with January 1 of the first full calendar year following the Rental Commencement Date, and on each January 1 thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' written notice to Tenant may require the monthly payment of such additional rent equal to 1/12 of such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to subparagraph (c) when actual Basic Cost is available for each calendar year. For the purposes of calculating the additional rental payment hereunder with respect to any fractional calendar year during the term of this lease, Landlord may either (i) estimate Basic Cost for the portion of the lease term during such partial year, or (ii) estimate Basic Cost for the entire calendar year and reduce the same to an amount bearing the same proportion to the full amount of estimated Basic Cost for such year as the number of days in such fractional calendar year bears to the total number of days in such full calendar year.

     (c) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in subparagraph (d). If for any calendar year additional rent collected for the prior year as a result of Landlord's estimate of Basic Cost is in excess of the additional rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

     (d) With respect to any calendar year or partial calendar year during the term of this lease in which the Building is not occupied to the extent of ninety-five percent (95%)of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

It is understood there will be no first year expense pass throughs other than electricity.

                                   EXHIBIT "E"

                                     PARKING


Provided Tenant is not in default hereunder, Tenant shall be permitted to use the parking garage associated with the Building during the primary lease term for parking of 14 vehicle(s) (parking charges shall be abated for sixty (60) months) at such rates and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of said parking garage for spaces similarly situated within said parking garage; provided, however, in the event Tenant, upon commencement of or at any time during the lease term, fails to utilize all or any of said parking spaces, Landlord shall have no obligation to make available to Tenant the spaces not utilized; provided further, however, the failure, for any reason, of Landlord to provide or make available such parking spaces to Tenant or the inability of Tenant to utilize said parking spaces shall under no circumstances be deemed a default by Landlord as to permit Tenant to terminate this lease, in whole or in part, or to have any claim or cause of action against Landlord as a result thereof, the same being hereby expressly waived by Tenant.

                                   EXHIBIT "F"

                                 OPTION TO LEASE


1. If from March 1, 1989 to February 28, 1990, all or any part of Suite 1750 consisting of approximately 2,127 rsf which is outlined in green on Exhibit "A" shall become subject to an offer to lease by an outside third party, Landlord shall offer space to Tenant upon the same terms and conditions as offered by such outside third party. Said offer to Tenant shall be made in writing by Landlord. If within ten (10) days of tendering such written notice, Tenant does not notify Landlord in writing of Tenant's elective to lease all of such space within twenty (20) days thereafter, then Tenant's rights to lease such space in Suite 1750 shall terminate and expire and Landlord may lease such space to the outside third party.

2. At any time prior to February 28, 1990, and if Article 1 of the Agreement has not been effected, Tenant may elect to lease Suite 1750 of the building under the following general terms and conditions:

     a. Tenant shall pay $13.00/rsf per year as Basic Rental for the premises as outlined in green on Exhibit "A".

     b. Landlord will provide $14.45/usf as buildout allowance for Tenant's use in finishing such space.

     c. Tenant will pay proportionate share of electric charges associated with the premises.

     d. Tenant will pay proportionate share of operating expenses for the premises by the extent they exceed $4.50/rsf per year.

     e. Tenant will receive six (6) spaces in the parking garage subject to standard operating policy of such facility.

     f. Term of the lease shall run coterminous with that certain Sublease Agreement mentioned above.

EXECUTED as of the day and year first written above.

LANDLORD:                                              TENANT:

CROW-URBAN SQUARE I, LTD.                              ADVANCE HEALTH CARE, INC.

BY:  /s/Steve Hanna                                    BY: /s/ David D. Halbert
     -------------------------                            ----------------------
     Its Duly Authorized Agent                         Its: President
                                                                   (Title)

                                   EXHIBIT "G"


                           MOVING AND RELATED EXPENSES


Landlord will provide $2.72/rsf to cover expenses associated with Tenant's move to Dallas from Abilene. Landlord will pay upon occupancy of the premises by tenant.